Exhibit 10.5

Biolase, Inc.

2002 Stock Incentive Plan

Non-Employee Director

Restricted Stock Unit Award Notice

[Non-Employee Director]

You have been awarded a restricted stock unit award with respect to shares of Common Stock of Biolase, Inc. (the “Company”) pursuant to the terms and conditions of the Biolase, Inc. 2002 Stock Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (together with this Award Notice, the “Agreement”).  The Restricted Stock Unit Award Agreement is attached hereto and the Plan and Restricted Stock Unit Award Agreement are available on Solium.  Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Stock Units:

You have been awarded a restricted stock unit award with respect to [insert amount] shares of Common Stock, par value $0.001 per share, subject to adjustment as provided in Section 6.1 of the Agreement (the “Award”).

Grant Date:	[ , ]
Vesting Schedule:

Except as otherwise provided in the Plan or the Agreement, the Award shall vest on the first anniversary of the Grant Date, provided you continuously serve as a non-employee director of the Company through such vesting date.

BIOLASE, INC.

By:

Name:

Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Biolase, Inc. at the address stated herein, I hereby accept the Award granted to me and acknowledge and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

__________________________________

Holder

__________________________________

Date

Biolase, Inc.

4 Cromwell

Irvine, California, 92618
Attention:  Director of Financial Reporting

Biolase, Inc.

2002 Stock Incentive Plan

Non-Employee Director

Restricted Stock Unit Award Agreement

Biolase, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Biolase, Inc. 2002 Stock Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth below, in the Award Notice and in the Plan.  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.Award Subject to Acceptance of Agreement.  The Award shall be null and void unless the Holder shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company.

2.Rights as a Stockholder.  The Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Article 3 and the Holder becomes a stockholder of record with respect to such shares.

3.Restriction Period and Vesting.

3.1.Service-Based Vesting Condition.  The Award shall vest in accordance with the vesting schedule set forth in the Award Notice, provided the Holder continuously serves as a non-employee director through the vesting date.  The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

3.2.Termination of Service.

3.2.1.Termination as a Result of Holder’s Death or Permanent Disability.  If the Holder’s service as a non-employee director terminates prior to the end of the Restriction Period by reason of the Holder’s death or Permanent Disability, then the Award shall be 100% vested upon such termination of service.  For purposes of this Agreement, “Permanent Disability” shall mean the inability of the Holder to perform his or her usual duties as a director by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more.

3.2.2.Termination Other than for Death or Permanent Disability.  If the Holder’s service as a non-employee director with the Company terminates prior to the end of the Restriction Period for any reason other than death or Permanent Disability, the Award shall be immediately forfeited by the Holder and cancelled by the Company.

3.2.3.Change in Control. Upon a Change in Control, the Restriction Period shall lapse and the Award shall become fully vested.

4.Settlement of Award.  Subject to Article 6, as soon as practicable (but not later than 30 days) after the vesting of the Award, the Company shall issue or transfer to the Holder (or such other person as is acceptable to the Company and designated in writing by the Holder) the number of shares of Common Stock underlying the vested Award.  The Company may effect such issuance or transfer either by the delivery of one or more stock certificates to the Holder or by making an appropriate entry on the books of the Company or the transfer agent of the Company.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery or issuance.  Prior to the issuance or transfer to the Holder of the shares of Common Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.

5.Transfer Restrictions and Investment Representation.

5.1.Nontransferability of Award.  The Award may not be transferred by the Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2.Investment Representation.  The Holder hereby represents and covenants that (a) any shares of Common Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of the Award with respect to any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable.  As a further condition precedent to the issuance or delivery to the Holder of any shares of Common Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Plan Administrator shall in its sole discretion deem necessary or advisable.

6.Additional Terms and Conditions of Award.

6.1.Adjustment.  If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to the number and/or class of securities subject to the Award. Such adjustments to the Award are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under the Award. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

6.2.Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance or delivery of shares hereunder, the shares of Common Stock subject to the Award shall not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.3.Award Confers No Rights to Continued Service.  In no event shall the granting of the Award or its acceptance by the Holder, or any provision of this Agreement, give or be deemed to give the Holder any right to continued service as a non-employee director of the Company.

6.4.Decisions of Board or Plan Administrator.  The Board or the Plan Administrator shall have the right to resolve all questions which may arise in connection with the Award.  Any interpretation, determination or other action made or taken by the Board or the Plan Administrator regarding the Plan or this Agreement shall be final, binding and conclusive.

6.5.Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.6.Notices.  All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Biolase, Inc., Attn: Director of Financial Reporting, 4 Cromwell, Irvine, California, 92618, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company.  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service;

provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.7.Governing Law.  This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8.Agreement Subject to the Plan.  This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith.  In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control.  The Holder hereby acknowledges receipt of a copy of the Plan.

6.9.Entire Agreement.  This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

6.10.Partial Invalidity.  The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

6.11.Amendment and Waiver.  The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.12.Counterparts.  The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.